Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Accentia BioPharmaceuticals, Inc.
Tampa, Florida

We consent to use of our report on TEAMM Pharmaceuticals, Inc. dated April 25, 2003, in Amendment No. 8 to the Form S-1 and related Prospectus of Accentia BioPharmaceuticals, Inc. and subsidiaries which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Hughes, Pittman & Gupton, LLP Hughes, Pittman & Gupton, LLP

Raleigh, North Carolina
December 6, 2005